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                                                                   EXHIBIT 99.3

                                                                         , 1998

                    B.F. SAUL REAL ESTATE INVESTMENT TRUST

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                     9 3/4% SENIOR SECURED NOTES DUE 2008
                                      FOR
                 9 3/4% SERIES B SENIOR SECURED NOTES DUE 2008

To Our Clients:

  Enclosed for your consideration is the Prospectus dated    , 1998 (the
"Prospectus") and the related Letter of Transmittal in connection with the offer by B.F. Saul Real Estate Investment Trust (the "Trust") to exchange $1,000 principal amount of its 9 3/4% Series B Senior Secured Notes due 2008 (the "New Notes") for each $1,000 principal amount of the Trust's outstanding 9 3/4% Senior Secured Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal (which together constitute the "Exchange Offer").

  The Prospectus states that the Trust is making the Exchange Offer pursuant to a Registration Rights Agreement dated as of March 30, 1998 executed by the Trust for the benefit of the holders of the Old Notes. The Prospectus further states that the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933 and will not bear legends restricting the transfer thereof and will not be subject to certain provisions regarding an increase in interest rate.

  We are the registered holders of Old Notes held by us for your account. The tender of any or all of your Old Notes pursuant to the Exchange Offer may be made by us as the holder of record pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us for your account unless we execute and deliver to you an appropriate bond power which authorizes you to tender with respect to such Old Notes. Accordingly, we request your instructions as to whether you wish us to (i) tender any or all of the Old Notes held by us for your account upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal or (ii) execute and deliver to you a bond power so that you may tender your Old Notes.

  YOUR INSTRUCTIONS MUST BE FORWARDED TO US IN AMPLE TIME TO PERMIT US, PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, TO (I) TENDER ANY OR ALL OF YOUR OLD NOTES ON YOUR BEHALF OR (II) EXECUTE AND DELIVER A BOND POWER WHICH AUTHORIZES YOU TO TENDER YOUR OLD NOTES. UNLESS EXTENDED, THE EXCHANGE OFFER WILL EXPIRE
AT   P.M., NEW YORK CITY TIME, ON    , 1998 (SUCH TIME AND DATE, AS SO
EXTENDED, THE "EXPIRATION DATE"). AFTER THE EXPIRATION DATE, THE EXCHANGE OFFER WILL NO LONGER BE EFFECTIVE. IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES, OR EXECUTE AND DELIVER A BOND POWER SO THAT YOU MAY TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US IN THE ENCLOSED ENVELOPE THE INSTRUCTION FORM ON THE NEXT PAGE.

Your attention is directed to the following:

  1. A tender of Old Notes may be withdrawn at any time prior to the Expiration Date.

  2. Tenders of Old Notes will be accepted in denominations of $1,000 and integral multiples thereof. Less than the entire principal amount of your Old Notes may be tendered.

  3. The Trust will pay all charges and expenses of the Exchange Offer, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

  The Exchange Offer is being made upon all of the terms and conditions set forth in the Trust's Prospectus and Letter of Transmittal. To assist you, a summary of the Exchange Offer is given on pages 6 through 8 of the Prospectus. If you wish to obtain an additional copy of the Prospectus, or if you have any questions concerning how to tender your Old Notes, please feel free to
telephone your account representative or    , the Trust's Exchange Agent and
Information Agent, at    .

  The Exchange Offer is not being made to, nor will the Trust accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          THE INSTRUCTION FORM ON THE NEXT PAGE MUST BE COMPLETED AND EXECUTED BY YOU AND RETURNED TO US IN THE ENCLOSED ENVELOPE.
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                            INSTRUCTIONS TO HOLDER
                                FOR EXCHANGE OF
                     9 3/4% SENIOR SECURED NOTES DUE 2008
                                      FOR
                 9 3/4% SERIES B SENIOR SECURED NOTES DUE 2008
                                      OF
                    B.F. SAUL REAL ESTATE INVESTMENT TRUST

  The undersigned acknowledge(s) receipt of your letter dated   , 1998 and the
enclosed material referred to therein relating to the Exchange Offer.

  This will instruct you whether to (i) tender any or all Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, or (ii) execute and deliver a bond power which authorizes the undersigned to tender Old Notes.

Box 1. [_]Please DO NOT TENDER ANY OLD NOTES pursuant to the Exchange Offer.

Box 2. [_]Please TENDER OLD NOTES pursuant to the Exchange Offer as set forth below:

                         Aggregate principal amount of
                           Old Notes to be tendered:

Box 3. [_]Please EXECUTE AND DELIVER A BOND POWER to the undersigned authorizing the undersigned to tender Old Notes.

                                       DATE AND SIGN HERE:

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                                       Signature(s)

                                       Please type or print name(s) below:

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                                       Please type or print address below:

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                                       Dated: _________________________ , 1998